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                                  Exhibit 3.13
                MEMORANDUM OF TRANSFER AND ASSIGNMENT AGREEMENT
EXECUTED IN THE CITY AND DISTRICT OF MONTREAL, THIS 15th DAY OF MAY, 2000 BY AND BETWEEN:

                                        2904802 CANADA INC., a duty constituted
                                        Corporation, having its head office in
                                        the City of Westmount, Province of
                                        Quebec, and therein located at 4
                                        Sunnyside, herein represented by EUGENE
                                        R. JOSEPH, its President, duty
                                        authorized for these purposes, as he so
                                        declares, hereinafter referred to and
                                        designated as:

                                                     "CANADA"

AND: ISEE3D INC., a duly constituted Corporation, having a place of establishment in the City of Weatmount, Province of Quebec, and therein located at 4 Westmount Square, Suite 100, herein represented by MORDEN C. LAZARUS, its Chairman and Chief Executive Officer, duly authorized for these purposes, as he so declares, hereinafter referred to and designated as;

                                                    "ISEE3D"

        WHEREAS "CANADA" is the sole, true and lawful beneficial owner of the 'intellectual Property Assets" more fully described in Schedule "A" annexed hereto, to form part hereof and which has been signed and initialled by the parties hereto for identification purposes;

        WHEREAS "CANADA" wishes to sell, assign and transfer to "ISEE3D", who wishes to purchase from "CANADA", all of the said "intellectual Property Assets" including the Rights, Intellectual Property and all Patents to be developed therefrom in regard to the creation of "3D computer generated movies" ("Unique Content') (hereinafter to be referred to and designated as the "Intellectual Property Assets") the whole nevertheless subject to the terms and conditions to be hereinafter more fully stipulated;

JUN 15 '00 15:20


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        WHEREAS "CANADA" undertakes and agrees to prepare and to provide to
        "lSEE3D" a formal "Business Plan" relating to the aforesaid concept and the core business to be developed based on the "Unique Content" and to provide the necessary expertise and on- going input for the continuous updating and operation of the web site of "ISEE3D" in rolling out the "Business Plan" as it relates solely to the development and delivery of the "Unique Content" to the Internet by "ISEE3D", the whole as appears from a certified copy of the "Business Plan" which is annexed hereto, as Schedule "B" hereof and which has been signed and initialled by the parties hereto for identification purposes;

        WHEREAS "CANADA" undertakes and agrees to take all of the necessary steps to put "ISEE3D" and its web site into operation according to the "Business Plan" (Schedule "B" annexed hereto) approved by the Board of "ISEE3D" and further, they shall continue to drive and develop the existing "3D Proprietary Technology" of "ISEE3D" with an emphasis and focus on its desire to become a "3D Content Broadcaster" over the Internet in the "3D Streaming Media Format";

        NOW, THEREFORE, THE PARTIES HERETO COVENANT AS FOLLOWS:


         1. THAT the preamble herein recited above shall form an integral part of the present "Memorandum of Transfer and Assignment Agreement";


         2. THAT in consideration of the purchase price hereinafter set forth, "CANADA" hereby sells, transfers, cedes and assigns unto "ISEE3D", hereto present and accepting, the "Intellectual Property Assets" as are more fully detailed and described in Schedule "A" annexed hereto;


         3. THAT in consideration of the foregoing "sale" transfer and assignment" of the "Intellectual Property Assets" (Schedule "A" annexed hereto) unto "ISEES3D", hereto present and accepting, "ISEE3D" hereby undertakes and agrees to pay the purchase price in consideration therefore, by the issuance to "CANADA" of Five Hundred Thousand (500,000) Shares from the treasury of "ISEE3D", subject, however, to the usual and required regulatory approvals, which shall be obtained on or about June 15th 2000, but in no case later than July 15th, 2000;


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         4.       THAT "CANADA" hereby warrants and represents to "ISEESD"

                  (a) THAT "CANADA" is the sole, true, lawful and absolute beneficial owner of the "Intellectual Property Assets" listed in Schedule "A" attached hereto;

                  (b) THAT "CANADA" is validly organized under its incorporating jurisdiction; and

                  (c) THAT the "lntellectual Property Assets" are free and clear of all liens, charges, encumbrances, privileges, options and/or other rights in favour of any person or persons other than "CANADA";


         5. THAT the representations and warranties contained herein shall survive the execution of the present Agreement and shall continue to remain in full force and effect;


         6. THAT "CANADA" shall, from time to time, at " ISEE3D'S" request and without further consideration, execute such further instruments of conveyance and take such other actions as "ISEE3D" may reasonably require to convey and transfer more effectively to "ISEE3D", all of the "Intellectual Property Assets" herein sold and conveyed. "CANADA" will furthermore sign and execute all documents and do all things necessary to give effect to the present transaction;


         7. THAT this Agreement shall be construed and interpreted in accordance with the laws of the Province of Quebec;


         8. THAT "CANADA" represents that it has taken recognizance of each and every term of this agreement and has had it reviewed by its counsel and has entered into this agreement of its own free will and volition;


         9. THAT this Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors, heirs, administrators, representatives and/or assigns;



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         10.      The parties hereto have requested that this Agreement be drawn up in the English language. Les parties aux presentes ont demande~ que cette convention soil redigee en langue anglaise.


THIS AGREEMENT WAS SIGNED                          ON THE DATE AND AT THE PLACE
HEREINABOVE MENTIONED.



                                                    2904802 CANADA INC.

                                                   Per: _______________________
                                                          Eugene R. Joseph
                                                          President

-----------------------------------
Witness

                                                    ISEE3D INC.

                                                    Per:_______________________

                                                        Morden C. Lazarus
                                                        Chairman and
                                                        Chief Executive Officer

-----------------------------------
Witness


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                                  SCHEDULE "A"

                         "INTELLECTUAL PROPERTY ASSETS"

                             OF 2904802 CANADA INC.

             The "Prior Art' of the "Intellectual Property Assets" to be referenced in the patents to be filed on behalf of lsee3d Inc. will rely on the following as forming part of the "Intellectual Property Assets" sold and conveyed herein:

             >   Text to speech technology;
                 Lip synching technology;
                 Methods of quickly assembling human characters, through constructive methods or feature extraction;
                 Facial modelling in 3D;

             In addition, the "Intellectual Property Assets" to be included in patent applications to be filed by lsee3d lnc. are as follows:

                 Methods of quickly constructing 3D Virtual Avatars;
                 Methods of quickly constructing full body virtual characters;
                 Methods to easily alter facial features;
                 Ability to adjust features of the model easily;
             >   Ability to render emotion through facial animation.

             CERTIFIED this 15th day of May 2000.

                                                        2904802 CANADA INC.



                                                        Per:/s/ Eugene R. Joseph
                                                            -----------------
                                                            Eugene R. Joseph